Exhibit 99.1
2006 Annual Meeting of Stockholders
Comments by Harry L. You
Good morning. On behalf of the 17,600 employees of BearingPoint, thank you for joining us today. And more important, thank you for your continued support of our firm.
Today, I am pleased to update you on the progress of our turnaround. We have addressed many of our core issues. Our underlying business is strong. And we are now positioned for long-term success and shareholder value creation.
I am particularly proud of the job that the people of BearingPoint have done.
Transforming a company isn’t easy, but our consultants are not getting distracted from what they do best — satisfying their clients. We have received awards and top rankings from clients such as Eli Lilly, from partners such as SAP, and from analyst firms such as Forrester.
I look forward to the day when those results are no longer overshadowed by questions about back-office operations. And I want our people to get the credit they deserve for building the next great consultancy.
With that in mind, I would like to take just a few minutes to recap our progress and outline the work ahead of us. I will cover our progress in strengthening the foundation of our business... our journey to get current... our 2005 financial results and 2006 performance metrics... and several key priorities for 2007.
When I joined BearingPoint in March 2005, the company faced some significant challenges. We are not ready to declare victory yet, but we have made a lot of progress in driving change. We are a very different company than we were just a year ago — stronger, more focused and better positioned. Let me give you a few examples.
First, we strengthened our senior management team. Since February 2005, 11 out of 16 members of our management team have been replaced. We hired new solutions expertise, promoted new leadership in Commercial Services and EMEA, appointed a General Counsel and team, new leaders across finance and accounting, a new Marketing team, a new CIO and new business development leaders. The quality of talent that we have been able to attract speaks volumes about the confidence these individuals have in our company and our potential. In my biased view, we now have the best team in the industry.
One of the team’s first priorities was to stabilize and strengthen our financial foundation. We secured additional financing in the first half of 2005. Since then, we have negotiated five amendments to our credit facility, obtaining more favorable terms. And we ended the third quarter of 2006 with cash balances of $274 million.
As part of our effort to improve overall profitability, we have tightened our business focus. In short, we are playing where we can win. That means targeting accounts, segments and geographies where we can lead, grow and profit. With that in mind, in 2005 we realigned our industry segments and streamlined our solutions offerings. We have increased our penetration of key accounts and launched a program to target global accounts. On the flip side, we are transitioning away from accounts that are not delivering the desired revenue and profitability. That includes our focus on reducing the number of smaller, less-profitable accounts we serve, particularly in our Commercial Services segment.
We are also looking for paths to future growth. Our Big Bet process is all about identifying and evaluating market trends, and incubating new ideas. Some initial results include our Google Search Solutions, Motorola Mobility and new Compliance Solutions. These efforts are generating additional work and inroads to new client opportunities. Playing to our strengths, we are also pursuing more advisory-led engagements, as opposed to commoditized services. And we are aligning our market spending to our strengths and core competencies.

Exhibit 99.1
Clearly, a major priority for the firm is getting current in our SEC filings. This turned out to be a more complex job than any of us first imagined. In January of this year, we published our 2004 10-K. That involved an exhaustive review of more than five years of financial results, going back to the days before we were a public entity.
On November 22 of this year, we filed our 2005 10-K. This represented another major milestone in our journey to get current. While the bondholder lawsuit created an unfortunate delay in this filing, we are pleased that we put that issue behind us quickly, so we could file the 2005 10-K and conduct this Annual Meeting. I am pleased to point out that in preparing our 2005 financial statements, we found no material adjustments for prior years — a testament to the rigor we applied in 2004 and the increasing confidence I have in our finance organization.
I am pleased with the success we have had in rebuilding our finance team. Since June of 2005, as our Chief Accounting Officer, Judy Ethell has been a driving force in transforming our finance organization. She has been instrumental in driving our efforts to shorten our closing process so that we can produce our financial statements on a timely basis. In October, we named Judy as our CFO, and we are fortunate to have someone of her caliber in this critical role.
As part of our Finance Transformation, we also continue to make significant strides toward achieving effective internal control over financial reporting. We continue to target being in compliance with Sarbanes-Oxley for fiscal year 2007.
Transformation goes beyond just having the right systems, processes and policies in place. We are also driving a “culture of integrity,” starting with the Tone at the Top. To that end, we have increased training and communication by senior management on the importance of compliance, including a very successful all-out push on world-wide Foreign Corrupt Practices Act training earlier this year. For the first time in our company’s history, we also appointed a chief compliance officer and realigned and reinvigorated the functions and staff of our chief risk officer and our new director of internal audit. We continue to impress on our people how important our reputation for ethical, fair behavior is to the turnaround of our business.
On the legal front, apart from settling the recent bondholder litigation, we are also working diligently towards resolving the various legal disputes we have inherited. Since June 2006 we have dismissed or settled over a dozen lawsuits or matters, including settling the Peregrine securities actions and resolving amicably a number of contract disputes and other issues. I am also very pleased that our Legal team has been leading the way in re-establishing very good working relationships with our important external constituencies, such as the SEC and the New York Stock Exchange. We were very grateful for the support and proactive assistance we received from them as we worked our way through the bondholder litigation and 10K filing. While there are still some significant matters from the past that we must deal with, I am heartened that we are again making every effort to demonstrate our commitment to good corporate governance and citizenship.
Finally, we have been attacking our cost structure to bring it in line with industry standards. We looked at everything from travel expenses to sub-contractors to our real estate portfolio. And we intend to keep going in 2007. As we have stated publicly, absent the costs tied to the audits and other restructuring activity, we are at industry-leading levels of pre-tax profitability for U.S.-based companies in our industry.
Those are just a few of the issues we have attacked over the past 18 months. But I’m pleased to say that while getting our house in order required significant attention, we have not lost our focus on our business objectives.
In 2005, our gross revenues were $3.4 billion, a 0.4 percent growth rate over the prior year. Net revenues were $2.4 billion, a 1 percent growth rate over 2004. Considering that 2005 was probably the most challenging year in our history, we are pleased that we sustained our revenue base. That’s a testament to the people of BearingPoint and the strength of our client relationships.

Exhibit 99.1
Now let’s turn to this year’s performance. Our key metrics for the third quarter were driven by solid performance in our core business and traction in the marketplace. Bookings were $811 million, up 5 percent from a year ago. That makes three quarters in a row with at least $800 million in bookings. Clearly, our Managing Directors are keeping our consultants productive: Workforce utilization was 77.2 percent for the third quarter — that’s up from 74.7 percent a year ago, and up from 76.8 percent sequentially from the second quarter.
We also continue to earn industry recognition for our innovative solutions and client satisfaction. For example, we remain among the top performers in client satisfaction in the Forrester IT Services Scorecard. In another report by Forrester, we were ranked as an industry leader for our Service Oriented Architecture offering — an area that is top of mind for our clients these days. And a Corebrand survey showed that while our brand awareness is not as high as some of our competitors, clients who know us, love us. In fact, we scored higher on client favorability than any our competitors, including firms like McKinsey. That’s a great base to be working from.
Now let’s look at the work ahead...
While we have made significant strides in rebuilding the foundation of our business, we still have a lot to do.
First, with the 2005 10-K behind us, we have turned to completing our quarterly filings for 2005 and moving forward on our 2006 fiscal-year financial statements. As we’ve said before, we anticipate becoming fully current with our SEC filings by late spring of 2007, at the earliest. However, I want to assure you that becoming both current in our filings and compliant in our internal controls remains a top priority for the management team — and we are dedicating the resources necessary to get it done.
The next priority is completing the work on our systems, consistent with our prior reports. We have begun the planning and design work for our new North American financial and operations solution. We will implement an industry standard for government contractors, in our Public Services and Corporate services groups. For all of our commercial operations in North America, we will roll-out the latest version of the system which has worked so well in our EMEA operations. We are confident that this is the right thing to do to take our business to the next level and reduce costs in the long run.
We are also focused on improving our global sourcing flexibility. Today, we have several hundred employees in our India and China Global Development Centers, and we expect to expand our center in Hattiesburg, Mississippi, to approximately 200 employees in 2007. But we have more work to do ensure we have the right resources in the right places. With that in mind, we are exploring the creation of an additional center in Eastern Europe. However, we do not plan any rapid expansion — we will grow selectively based on client needs.
Speaking of managing talent, another top priority is enhancing our HR programs. As a consulting company, people are our greatest asset. It is imperative that we retain our highest-performing employees. We believe we have finally turned the corner on Managing Director turnover. In fact, Managing Director attrition dropped from a high of 23 percent in January of 2005 to 8 percent in the third quarter of this year.
We have also seen some signs of stabilization in overall attrition. But at 27.5 percent, it is definitely not where we want to be. We are taking this seriously and we are working hard to improve how we attract, develop and retain employees. That’s why we want to drive a pay-for-performance culture across the firm, and enhance employee training. The amended and restated Long Term Incentive Plan — Proposal Number 2 in the proxy — is intended to retain our highest-performing employees and increase their ownership in the company. And to help employees develop the skills they need to be successful with clients and advance their careers, we have embarked on a joint training program with Yale University. We are collaborating with Yale’s School of Management to create an innovative education and training program for our people. Our high-performing employees will be taught on campus by some of Yale’s finest professors and BearingPoint experts. By taking professional development to a new level across the firm, we hope to increase client satisfaction and improve employee attrition.

Exhibit 99.1
So, as you can see, we still have some big, exciting tasks ahead of us. But the progress we have made in the first 18 months of our turnaround gives me confidence that we will finish the job.
Before I close, I want to thank our Board of Directors for their guidance and support. As we make the final push, I’ll be asking the Board to work harder and work even more closely with our management team to help complete the turnaround.
On behalf of the other Board members, I would specifically like to recognize and thank Alice Rivlin for her contributions and service to the Board and its committees. We wish her well.
In summary, while transformation is never easy, we are making steady progress in positioning BearingPoint for long-term success.
Our core business is strong and continues to perform well.
We are eager to get current in 2007 and shine a spotlight on our operational excellence. In short, we are excited about the future.
Thank you, again, for your ongoing confidence in our company.
We are focused on delivering business results and shareholder value that will reward you for your patience and support.
Now, I would like to turn the meeting back to Rod...
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